UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report — January 22, 2007

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA 19610

(Address of principal executive offices)                                                                                          (Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On January 22, 2007, Penn National Gaming, Inc. (the “Company”) completed a claim settlement agreement (the “Claim Settlement Agreement”) with Allianz Global Risks US Insurance Company, Arch Insurance Company, Everest Reinsurance (Bermuda) Ltd., Princeton Excess and Surplus Lines Insurance Company, U.S. Fire Insurance Company, XL Insurance Company Ltd., HCC International Insurance Co. PLC (Houston Casualty) and certain underwriters at Lloyd’s (together, the “Insurers”) with respect to the business interruption and property damage claims under the Company’s all-risk property insurance program resulting from Hurricane Katrina’s impact on the Company’s Casino Magic-Bay St. Louis (now Hollywood Casino-Bay St. Louis) and Boomtown Biloxi properties (the “Hurricane Katrina Claims”).  Pursuant to the Claim Settlement Agreement, which has an effective date of December 31, 2006, the Insurers agreed to pay the Company an aggregate of $100 million on or before January 30, 2007, which is in addition to the $125 million in reimbursements the Company has already received from the Insurers in connection with the Hurricane Katrina Claims, and both the Company and the Insurers agreed to release each other from, and covenanted not to sue each other regarding, any other claims arising from the Hurricane Katrina catastrophe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 26, 2007	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer